EXHIBIT 32.1

CERTIFICATIONS

Mark McDade, Chief Executive Officer and Glen Sato, Chief Financial Officer of Protein Design Labs, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1) the Amendment No.1 on Form 10-Q/A of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Securities and Exchange Commission or its staff upon request.

Dated: November 10, 2005

By:

/s/ Mark McDade
Mark McDade
Chief Executive Officer

/s/ Glen Sato
Glen Sato
Chief Financial Officer